UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 7, 2017

Date of Report (Date of earliest event reported)

Caesars Acquisition Company

(Exact name of registrant as specified in its charter)

Delaware	001-36207	42-2672999
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into Material Definitive Agreement.

Overview

On July 7, 2017, CBAC Borrower, LLC (the “Borrower”), borrowed $300 million of term loans (the “Term Loan”) pursuant to a Credit Agreement among the Borrower, the lenders party thereto, Wells Fargo Gaming Capital, LLC, as Administrative Agent (the “Administrative Agent”), and Wells Fargo Securities, LLC, Macquarie Capital (USA) Inc. and Nomura Securities International, Inc., as Joint Lead Arrangers and Joint Bookrunners (the “Credit Agreement”). The Credit Agreement also provides for a $15 million revolving credit facility (the “Revolving Credit Facility”). The Borrower is the owner of the Horseshoe Baltimore and is a subsidiary of a joint venture among Caesars Growth Partners, LLC (which is a joint venture between Caesars Acquisition Company (“CAC”) and Caesars Entertainment Corporation (“CEC”)), an affiliate of Jack Entertainment LLC and other local investors.

Credit Agreement

The Term Loan matures in 2024 and the Revolving Credit Facility matures in 2022 and includes a letter of credit sub-facility. The Term Loan requires scheduled quarterly payments in amounts equal to 0.25% of the original aggregate principal amount of the Term Loan, with the balance due at maturity. As of the closing date, no borrowings were outstanding under the Revolving Credit Facility, and no amounts were committed to outstanding letters of credit.

The Credit Agreement allows the Borrower to request one or more incremental term loan facilities and/or increase its commitments under the Revolving Credit Facility in an aggregate amount of up to the sum of (x) the greater of (1) $40.0 million and 0.69 times EBITDA (as defined in the Credit Agreement) plus (y) the amount of certain voluntary prepayments plus (z) such additional amount so long as, (i) in the case of loans under additional credit facilities that rank pari passu with the liens on the collateral securing the Credit Agreement, the Borrower’s senior secured leverage ratio on a pro forma basis would not exceed (A) on any date on or prior to December 31, 2017, 3.75 to 1.00 and (B) on any date on or after January 1, 2018, 4.25 to 1.00, (ii) in the case of loans under additional credit facilities that rank junior to the liens on the collateral securing the Credit Agreement, the Borrower’s total secured leverage ratio on a pro forma basis would not exceed 4.50 to 1.00 and (iii) in the case of loans under additional credit facilities that are unsecured, the Borrower’s interest coverage ratio on a pro forma basis would not be less than 2.00 to 1.00, in each case, subject to certain conditions and receipt of commitments by existing or additional financial institutions or institutional lenders.

All future borrowings under the Credit Agreement are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties.

Interest and Fees

Borrowings under the Credit Agreement bear interest at a rate equal to, at the Borrower’s option, either (a) LIBOR determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, subject to a floor of 0% or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50%, (ii) the prime rate as determined by the administrative agent under the Credit Agreement and (iii) the one-month adjusted LIBOR rate plus 1.00%, in each case plus an applicable margin.

Such applicable margin shall be (a) if the Borrower’s debt ratings from Moody’s and S&P are both B2 (with a stable outlook) and B (with a stable outlook), or better, 3.75% per annum for LIBOR loans and 2.75% per annum for base rate loans and (b) if either such rating is not maintained at such time, 4.00% per annum for LIBOR loans and 3.00% per annum for base rate loans, in each case, subject to a 0.25% step down with respect to the revolving loans based on the Borrower’s senior secured leverage ratio.

In addition, on a quarterly basis, the Borrower is required to pay each lender under the Revolving Credit Facility a commitment fee in respect of any unused commitments under the Revolving Credit Facility in the amount of 0.50% of the principal amount of unused commitments of such lender, subject to a stepdown to 0.375% based upon the Borrower’s senior secured leverage ratio. The Borrower is also required to pay customary agency fees as well as letter of credit participation fees computed at a rate per annum equal to the applicable margin for LIBOR borrowings on the dollar equivalent of the daily stated amount of outstanding letters of credit, plus such letter of credit issuer’s customary documentary and processing fees and charges and a fronting fee in an amount equal to 0.125% of the daily stated amount of such letter of credit.

Mandatory and Voluntary Prepayments

The Credit Agreement requires the Borrower to prepay outstanding term loans, subject to certain exceptions, with:

•	50% (which percentage will be reduced to 25% if the senior secured leverage ratio is greater than 2.75 to 1.00 but less than or equal to 3.25 to 1.00, and to 0% if the Borrower’s senior secured leverage ratio is less than or equal to 2.75 to 1.00) of the Borrower’s annual excess cash flow to the extent such amount exceeds $3.0 million, as defined under the Credit Agreement;

•	100% of the net cash proceeds of certain non-ordinary course asset sales or certain casualty events, in each case subject to certain exceptions and provided that the Borrower may (a) reinvest within 12 months or (b) contractually commit to reinvest those proceeds within 12 months and so reinvest such proceeds within 6 months following the end of such 12 month period, to be used in its business, or certain other permitted investments; and

•	100% of the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the Credit Agreement.

Collateral and Guarantors

The borrowings under the Credit Agreement will be guaranteed by the material, domestic wholly owned subsidiaries of the Borrower (subject to exceptions), and will be secured by a pledge (and, with respect to real property, mortgage) of substantially all of the existing and future property and assets of the Borrower and the guarantors (subject to exceptions), including a pledge of the capital stock of the domestic subsidiaries held by the Borrower and the guarantors and 65% of the capital stock of the first-tier foreign subsidiaries held by the Borrower and the guarantors, in each case subject to exceptions.

Restrictive Covenants and Other Matters

The Credit Agreement includes a maximum first-priority net senior secured leverage ratio financial covenant which is applicable to the Revolving Credit Facility only. In addition, for purposes of determining compliance with such financial maintenance covenant for any fiscal quarter, the Borrower may exercise an equity cure by issuing certain permitted securities for cash or otherwise receiving cash contributions to the capital of the Borrower or any of its direct or indirect parents that will, upon the receipt by the Borrower of such cash, be included in the calculation of EBITDA pro forma. The equity cure right may not be exercised in more than two fiscal quarters during any period of four consecutive fiscal quarters or more than five fiscal quarters during the term of the Revolving Credit Facility. Under the Credit Agreement, the Borrower may also be required to meet specified leverage ratios in order to take certain actions, such as incurring certain debt or making certain acquisitions and asset sales. In addition, the Credit Agreement includes negative covenants, subject to certain exceptions, restricting or limiting the Borrower’s ability and the ability of its restricted subsidiaries to, among other things: (i) make non-ordinary course dispositions of assets; (ii) make certain mergers and acquisitions; (iii) make dividends and stock repurchases and optional redemptions (and optional prepayments) of subordinated debt; (iv) incur indebtedness; (v) make certain loans and investments; (vi) create liens; (vii) transact with affiliates; (viii) change the business of the Borrower and its restricted subsidiaries; (ix) enter into sale/leaseback transactions; (x) allow limitations on negative pledges and the ability of restricted subsidiaries to pay dividends or make distributions; (xi) change the fiscal year and (xii) modify subordinated debt documents.

This foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Important Additional Information

Pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2016, between CAC and CEC, as subsequently amended on February 20, 2017 (as amended, the “Merger Agreement”), among other things, CAC will merge with and into CEC, with CEC as the surviving company (the “Merger”). In connection with the Merger, CAC and CEC filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a preliminary joint proxy statement/prospectus, as well as other relevant documents concerning the proposed transaction. The registration statement was declared effective on June 23, 2017. A definitive joint proxy statement/prospectus was mailed to stockholders of CAC and CEC on or about June 23, 2017. Stockholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the Merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of such joint proxy statement/prospectus, as well as other filings containing information about CAC and CEC, at the SEC’s website (www.sec.gov), from CAC Investor Relations (investor.caesarsacquisitioncompany.com) or from CEC Investor Relations (investor.caesars.com).

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

CAC, CEC and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from CAC and CEC stockholders in favor of the business combination transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the CAC and CEC stockholders in connection with the proposed business combination transaction is set forth in the definitive joint proxy statement/prospectus filed with the SEC on June 23, 2017 and Amendment No. 1 to the Annual Report on Form 10-K for CAC’s fiscal year ended December 31, 2016, filed on March 31, 2017, respectively. You can obtain free copies of these documents from CAC and CEC in the manner set forth above.

Forward-Looking Statements

This filing includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 regarding the completion of the Merger.

You are cautioned that the forward-looking statements in this filing are not guarantees that the Merger will be consummated. Among the factors that could impact the consummation of the Merger are: the Merger Agreement may not be approved by the CAC and CEC stockholders at the respective special meetings, the other conditions to the closing of the Merger may not be satisfied, one or more events, changes or other circumstances that could occur that could give rise to the termination of the Merger Agreement.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. CAC undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being filed herewith:

Exhibit No.	Description

10.1	Credit Agreement, dated as of July 7, 2017, among the Borrower, the lenders party thereto, Wells Fargo Gaming Capital, LLC, as Administrative Agent, and Wells Fargo Securities, LLC, Macquarie Capital (USA) Inc. and Nomura Securities International, Inc., as Joint Lead Arrangers and Joint Bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ACQUISITION COMPANY

Date: July 7, 2017	By:	/s/ CRAIG J. ABRAHAMS
Name: Craig J. Abrahams
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of July 7, 2017, among the Borrower, the lenders party thereto, Wells Fargo Gaming Capital, LLC, as Administrative Agent, and Wells Fargo Securities, LLC, Macquarie Capital (USA) Inc. and Nomura Securities International, Inc., as Joint Lead Arrangers and Joint Bookrunners.